                                                                    EXHIBIT 99.3

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On September 11, 2000, Time Warner Telecom Inc. ("Time Warner Telecom") and GST Telecommunications, Inc. and its subsidiaries ("GST") entered into a definitive asset purchase agreement (the "Purchase Agreement") pursuant to which Time Warner Telecom will acquire substantially all of GST's assets, with certain exclusions, out of bankruptcy (the "Acquisition") for cash consideration of $640 million plus the payment of certain liabilities and fees up to a maximum of $50 million, for a total purchase price of $690 million, subject to certain purchase price adjustments. On September 21, 2000, Time Warner Telecom received approval for this transaction from the U.S. District Court for the District of Delaware. GST is a facilities-based integrated communications provider offering voice, data and Internet services primarily to business customers in selected markets in the western United States.

The assets excluded from the GST purchase include:
    o  most of the assets and operations in Hawaii;
    o specific customer contracts and certain businesses that were determined to be inconsistent with Time Warner Telecom's core strategy; and
    o other assets and liabilities consisting principally of cash and cash equivalents, restricted investments, certain accounts receivable, certain prepaid expenses and other current assets, certain accounts payable, deferred revenue and certain other current liabilities.

The closing of the Purchase Agreement is subject to various terms and closing conditions, including state and federal regulatory approvals. Although we cannot assure you that the approvals will be obtained or that the Purchase Agreement will be consummated, Time Warner Telecom currently expects to close the transaction in late fourth quarter of 2000 or the first quarter of 2001.

In connection with the Acquisition and Time Warner Telecom's capital expenditure plans, Time Warner Telecom has obtained commitments for approximately $1.25 billion of additional financing, including $525 million of secured term loan financing available to subsidiaries of Time Warner Telecom, and up to a $700 million unsecured bridge financing available to Time Warner Telecom (together, the "Credit Facilities"). After the Acquisition, Time Warner Telecom expects to have the undrawn portion of the secured term loan financing available for capital expenditures, working capital and other general corporate purposes for 24 months from the date of closing. Time Warner Telecom intends to replace some or all of the borrowings it may make under the unsecured bridge facility and may refinance borrowings under the secured facility with a combination of unsecured long-term fixed rate debt and/or equity securities of Time Warner Telecom. If market conditions are favorable, Time Warner Telecom may seek to obtain some or all of such permanent financing at or prior to the closing of the Acquisition. However, for purposes of the unaudited pro forma condensed combined financial statements, Time Warner Telecom has assumed that it will borrow an aggregate of $925 million under the Credit Facilities at the closing of the Acquisition to finance the Acquisition and capital expenditures that it expects to make during 2001.

The selected unaudited pro forma condensed combined financial information presented below has been derived from the unaudited or audited historical financial statements of Time Warner Telecom and GST and reflects a preliminary estimate of certain pro forma adjustments based on information and assumptions that management of Time Warner Telecom and GST believes are reasonable.

The unaudited pro forma condensed combined balance sheet as of June 30, 2000 gives effect to the Acquisition as if it had been consummated on June 30, 2000. The accompanying unaudited pro forma condensed combined statements of operations for the year ended December 31, 1999 and the six months ended June 30, 2000 gives effect to the Acquisition as if it had been consummated on January 1, 1999.

The Acquisition will be accounted for using the purchase method of accounting. Accordingly, the purchase price will be initially allocated to the assets acquired and liabilities assumed, at their estimated relative fair values, and will be subject to adjustment based upon appraisals or other analyses. There can be no assurance that the final allocations and other purchase accounting adjustments will not differ significantly from the estimated amounts reflected in the unaudited pro forma condensed combined financial statements, including, but not limited to, changes based on the final determination of the fair values of the assets and liabilities acquired, actual interest rates incurred on the Credit Facilities or the permanent financing, estimated lives of assets and actual transaction costs incurred.

The unaudited pro forma condensed combined financial statements may not be indicative of the results that might have been achieved if the Acquisition had been completed and in effect for the periods indicated or the results that may be achieved in the period immediately prior to closing or in the future. The unaudited pro forma condensed combined financial statements presented below should be read in conjunction with the historical financial statements and related notes thereto of Time Warner Telecom and GST.

                            TIME WARNER TELECOM INC.
              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                  June 30, 2000
                             (Amounts in Thousands)
                                   (Unaudited)

                                                                               GST
                                                       --------------------------------------------------
                                                                   Exclusions Related to                    Pro Forma
                                         Historical    Historical      the Purchase         Pro Forma GST    TWTC and
                                            TWTC           GST         Agreement (1)       to be Acquired  GST Subtotal
                                         ----------    ----------  ---------------------   --------------  ------------
ASSETS
    Current assets:
     Cash and cash equivalents            $ 105,157      29,392        (29,392) (a)                -         105,157


     Restricted investments                       -         150           (150) (a)                -               -
     Marketable debt securities              68,467           -              -                     -          68,467
     Trade and other receivables, net        66,213      40,708        (13,562) (a)           27,146          93,359
     Construction contracts receivable            -      35,127        (10,349) (a)           24,778          24,778
     Investments                                  -         910              -                   910             910
     Prepaid expenses and other current
       assets                                 3,780       9,884           (783) (a)            9,101          12,881
                                         ----------   ---------     ----------              --------       ---------
          Total current assets              243,617     116,171        (54,236)               61,935         305,552
                                         ----------   ---------     ----------              --------       ---------

    Restricted investments                        -       3,457         (3,457) (a)                -               -

    Property, plant and equipment         1,012,331     994,929        (84,674) (a)          910,255       1,922,586
      Less accumulated depreciation        (234,688)   (151,169)        14,777  (a)         (136,392)       (371,080)
                                         ----------   ---------     ----------              --------       ---------
                                            777,643     843,760        (69,897)              773,863       1,551,506

    Intangible and other assets, net of
      accumulated amortization               80,358      74,102        (30,635) (a)           43,467         123,825

                                         ----------   ---------     ----------              --------       ---------

                                         $1,101,618   1,037,490       (158,225)              879,265       1,980,883
                                         ==========   =========     ==========              ========       =========

LIABILITIES AND STOCKHOLDERS' EQUITY
  (DEFICIT)
    Current liabilities:
     Accounts payable                      $ 59,277       7,780            (31) (a)            7,749          67,026
     Deferred revenue                        36,106      11,733         (1,668) (a)           10,065          46,171
     Other current liabilities              105,021      19,058         (5,666) (a)           13,392         118,413
                                         ----------   ---------     ----------              --------       ---------
          Total current liabilities         200,404      38,571         (7,365)               31,206         231,610
                                         ----------   ---------     ----------              --------       ---------

    Liabilities subject to compromise             -   1,319,713     (1,271,744) (a)           47,969          47,969
    Long-term debt and capital lease
      obligations                           403,419           -              -                     -         403,419
    Deferred income taxes                    38,262           -              -                     -          38,262
    Other long-term liabilities                   -       5,460              -                 5,460           5,460

    Redeemable preference shares                  -      74,008        (74,008) (a)                -               -

    Stockholders' equity (deficit):
     Common stock                             1,054     251,112        544,501  (a)          795,613         796,667
     Additional paid-in capital             574,177           -              -                     -         574,177
     Accumulated other comprehensive
       income, net of taxes                  15,476           -              -                     -          15,476
     Accumulated deficit                   (131,174)   (651,374)       650,391  (a)             (983)       (132,157)
                                         ----------   ---------     ----------              --------       ---------

          Total shareholders' deficit       459,533    (400,262)     1,194,892               794,630       1,254,163
                                         ----------   ---------     ----------              --------       ---------
                                         $1,101,618   1,037,490       (158,225)              879,265       1,980,883
                                         ==========   =========     ==========              ========       =========


                                            Pro Forma
                                           Adjustments        Pro Forma
                                            for TWTC            TWTC
                                         Acquisition(3)       Combined
                                         --------------       ---------
ASSETS
    Current assets:
     Cash and cash equivalents             925,000  (a)        307,157
                                           (33,000) (b)
                                          (690,000) (c)
     Restricted investments                      -                   -
     Marketable debt securities                  -              68,467
     Trade and other receivables, net            -              93,359
     Construction contracts receivable           -              24,778
     Investments                                 -                 910
     Prepaid expenses and other current
       assets                                    -              12,881
                                          --------           ---------
          Total current assets             202,000             507,552
                                          --------           ---------

    Restricted investments                       -                   -

    Property, plant and equipment         (256,183) (c)      1,666,403
      Less accumulated depreciation        136,392  (c)       (234,688)
                                          --------           ---------
                                          (119,791)          1,431,715

    Intangible and other assets, net of
      accumulated amortization              33,000  (b)        115,543
                                           (41,282) (c)
                                          --------           ---------

                                            73,927           2,054,810
                                          ========           =========

LIABILITIES AND STOCKHOLDERS' EQUITY
  (DEFICIT)
    Current liabilities:
     Accounts payable                            -              67,026
     Deferred revenue                            -              46,171
     Other current liabilities              (2,031) (c)        116,382
                                          --------           ---------
          Total current liabilities         (2,031)            229,579
                                          --------           ---------

    Liabilities subject to compromise      (47,969) (c)              -
    Long-term debt and capital lease
      obligations                          925,000  (a)      1,328,419
    Deferred income taxes                        -              38,262
    Other long-term liabilities             (5,460) (c)              -

    Redeemable preference shares                 -                   -

    Stockholders' equity (deficit):
     Common stock                         (795,613) (c)          1,054
     Additional paid-in capital                  -             574,177
     Accumulated other comprehensive
       income, net of taxes                      -              15,476
     Accumulated deficit                         -            (132,157)
                                          --------           ---------

          Total shareholders' deficit     (795,613)            458,550
                                          --------           ---------
                                            73,927           2,054,810
                                          ========           =========

                            TIME WARNER TELECOM INC.
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     For the Six Months Ended June 30, 2000
                             (Amounts in Thousands)
                                   (unaudited)

                                                                                                   GST
                                                                      --------------------------------------------------
                                                                                 Exclusions Related to
                                                         Historical   Historical      the Purchase        GST Pro Forma
                                                            TWTC         GST         Agreement (1)       Adjustments (2)
                                                         ----------   ---------- ---------------------   ---------------
Revenue:
     Telecommunication services                           $ 231,911     107,690       (50,430) (a)               -
     Construction, facility sales and other                       -      12,598             -              (12,598) (a)
     Product                                                      -         205          (205) (a)               -
                                                          ---------     -------       -------              -------
       Total revenue                                        231,911     120,493       (50,635)             (12,598)
                                                          ---------     -------       -------              -------

Operating costs and expenses:
     Operating                                               82,547      78,675       (41,989) (a)               -
     Cost of construction revenues                                -       8,483             -               (8,483) (a)
     Cost of product revenues                                     -         307          (307) (a)               -
     Selling, general and administrative                     78,188      66,813       (26,356) (a)               -
     Depreciation and amortization                           44,799      45,494        (8,431) (a)           1,500  (b)
                                                                                            -
                                                          ---------     -------       -------              -------
       Total costs and expenses                             205,534     199,772       (77,083)              (6,983)
                                                          ---------     -------       -------              -------

Operating income (loss):                                     26,377     (79,279)       26,448               (5,615)

Interest expense, net of amounts capitalized                (20,614)    (50,038)        4,838  (a)               -


Interest income                                               6,796       1,530        (1,530) (b)               -
Other                                                             -      47,534        (2,685) (a)               -
                                                                                      (44,849) (c)
                                                          ---------     -------       -------              -------

Income (loss) before reorganization expenses
  and income tax expense (benefit)                           12,559     (80,253)      (17,778)              (5,615)

Reorganization expenses                                           -       4,598        (4,598) (d)               -
                                                          ---------     -------       -------              -------

Income (loss) before income taxes                            12,559     (84,851)      (13,180)              (5,615)

Income tax expense (benefit)                                  5,652           -             -                    -
                                                          ---------     -------       -------              -------

Net income (loss)                                         $   6,907     (84,851)      (13,180)              (5,615)
                                                          =========     =======       =======              =======
Earnings (loss) per share:
     Basic                                                $    0.07
                                                          =========
     Diluted                                              $    0.06
                                                          =========
Weighted average shares outstanding:
     Basic                                                  105,126
                                                          =========
     Diluted                                                108,363
                                                          =========

                                                               GST
                                                          --------------                  Pro Forma
                                                                          Pro Forma      Adjustments    Pro Forma
                                                          Pro Forma GST    TWTC and        for TWTC       TWTC
                                                          to be Acquired  GST Subtotal  Acquisition (3)  Combined
                                                          --------------  ------------  --------------- ---------
Revenue:
     Telecommunication services                              57,260         289,171             -         289,171
     Construction, facility sales and other                       -               -             -               -
     Product                                                      -               -             -               -
                                                           --------         -------       -------         -------
       Total revenue                                         57,260         289,171             -         289,171
                                                           --------         -------       -------         -------

Operating costs and expenses:
     Operating                                               36,686         119,233             -         119,233
     Cost of construction revenues                                -               -             -               -
     Cost of product revenues                                     -               -             -               -
     Selling, general and administrative                     40,457         118,645             -         118,645
     Depreciation and amortization                           38,563          83,362       (10,853) (d)     71,983
                                                                                             (526) (e)
                                                           --------         -------       -------         -------
       Total costs and expenses                             115,706         321,240       (11,379)        309,861
                                                           --------         -------       -------         -------

Operating income (loss):                                    (58,446)        (32,069)       11,379         (20,690)

Interest expense, net of amounts capitalized                (45,200)        (65,814)       44,033  (f)    (74,306)
                                                                                          (50,875) (g)
                                                                                           (1,650) (h)
Interest income                                                   -           6,796             -           6,796
Other                                                             -               -             -               -

                                                           --------         -------       -------         -------

Income (loss) before reorganization expenses
  and income tax expense (benefit)                         (103,646)        (91,087)        2,887         (88,200)

Reorganization expenses                                           -               -             -               -
                                                           --------         -------       -------         -------

Income (loss) before income taxes                          (103,646)        (91,087)        2,887         (88,200)

Income tax expense (benefit)                                      -           5,652        (5,652) (i)          -
                                                           --------         -------       -------         -------

Net income (loss)                                          (103,646)        (96,739)        8,539         (88,200)
                                                           ========         =======       =======         =======
Earnings (loss) per share:
     Basic                                                                                                  (0.84)
                                                                                                          =======
     Diluted                                                                                                (0.84)
                                                                                                          =======
Weighted average shares outstanding:
     Basic                                                                                                105,126
                                                                                                          =======
     Diluted                                                                                              105,126
                                                                                                          =======

                            TIME WARNER TELECOM INC.
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                          Year ended December 31, 1999
                             (Amounts in Thousands)
                                   (unaudited)

                                                                                                 GST
                                                                 -------------------------------------------------------------------
                                                                             Exclusions Related to
                                                 Historical      Historical      the Purchase        GST Pro Forma    Pro Forma GST
                                                    TWTC            GST          Agreement (1)       Adjustments (2)  to be Acquired
                                                 ----------      ----------  ---------------------   ---------------  --------------
Revenue:
     Telecommunication services                   $ 268,753        202,686        (114,724) (a)              -            87,962
     Construction, facility sales and other               -        115,147               -            (115,147) (a)            -
     Product                                              -          4,089          (4,089) (a)              -                 -
                                                  ---------       --------        --------            --------          --------
       Total revenue                                268,753        321,922        (118,813)           (115,147)           87,962
                                                  ---------       --------        --------            --------          --------

Operating costs and expenses:
     Operating                                      117,567        150,835         (89,063) (a)              -            61,772
     Cost of construction revenues                        -         74,940               -             (74,940) (a)            -
     Cost of product revenues                             -          2,484          (2,484) (a)              -                 -
     Selling, general and administrative            113,389        122,974         (56,786) (a)              -            66,188
     Depreciation and amortization                   68,785         70,973         (22,263) (a)          2,437  (b)       51,147

                                                  ---------       --------        --------            --------          --------
       Total costs and expenses                     299,741        422,206        (170,596)            (72,503)          179,107
                                                  ---------       --------        --------            --------          --------

Operating income (loss):                            (30,988)      (100,284)         51,783             (42,644)          (91,145)

Interest expense, net of amounts capitalized        (45,264)      (115,481)         10,287  (a)              -          (105,194)



Interest income                                      16,589          9,736          (9,736) (b)              -                 -
Other                                                     -         23,460           4,571  (a)              -                 -
                                                                                   (28,031) (c)

Equity in income of unconsolidated affiliate            202              -               -                   -                 -
                                                  ---------       --------        --------            --------          --------

Income (loss) before income taxes                   (59,461)      (182,569)         28,874             (42,644)         (196,339)

Income tax expense (benefit)                         29,804              -               -                   -                 -
                                                  ---------       --------        --------            --------          --------

Net income (loss)                                 $ (89,265)      (182,569)         28,874             (42,644)         (196,339)
                                                  =========       ========        ========            ========          ========

Basic and diluted loss per common share             $ (0.93)
                                                  =========

Average common shares outstanding                    95,898
                                                  =========


                                                                       Pro Forma
                                                       Pro Forma      Adjustments       Pro Forma
                                                        TWTC and        for TWTC          TWTC
                                                      GST Subtotal  Acquisition (3)     Combined
                                                      ------------  ---------------     ---------
Revenue:
     Telecommunication services                        356,715              -            356,715
     Construction, facility sales and other                  -              -                  -
     Product                                                 -              -                  -
                                                      --------        -------           --------
       Total revenue                                   356,715              -            356,715
                                                      --------        -------           --------

Operating costs and expenses:
     Operating                                         179,339              -            179,339
     Cost of construction revenues                           -              -                  -
     Cost of product revenues                                -              -                  -
     Selling, general and administrative               179,577              -            179,577
     Depreciation and amortization                     119,932        (21,706) (d)        95,353
                                                                       (2,873) (e)
                                                      --------        -------           --------
       Total costs and expenses                        478,848        (24,579)           454,269
                                                      --------        -------           --------

Operating income (loss):                              (122,133)        24,579            (97,554)

Interest expense, net of amounts capitalized          (150,458)       102,381  (f)      (153,127)
                                                                     (101,750) (g)
                                                                       (3,300) (h)

Interest income                                         16,589              -             16,589
Other                                                        -              -                  -


Equity in income of unconsolidated affiliate               202              -                202
                                                      --------        -------           --------

Income (loss) before income taxes                     (255,800)        21,910           (233,890)

Income tax expense (benefit)                            29,804        (29,804) (i)             -
                                                      --------        -------           --------

Net income (loss)                                     (285,604)        51,714           (233,890)
                                                      ========        =======           ========

Basic and diluted loss per common share                                                    (2.44)
                                                                                        ========

Average common shares outstanding                                                         95,898
                                                                                        ========

                            TIME WARNER TELECOM INC.
         NOTES TO THE PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                   (UNAUDITED)


BASIS OF PRESENTATION

The accompanying unaudited pro forma condensed combined balance sheet is presented as of June 30, 2000. The accompanying unaudited pro forma condensed combined statements of operations are presented for the year ended December 31, 1999 and the six months ended June 30, 2000. The adjustments contained in the accompanying pro forma condensed combined financial statements reflect the following:

(1)      EXCLUSIONS RELATED TO THE ASSET PURCHASE AGREEMENT

     (a) To reflect the exclusion of assets and liabilities of GST that are not being acquired, either because they are excluded from the Purchase Agreement or because they were disposed of by GST prior to June 30, 2000.

         The assets and liabilities excluded from the Purchase Agreement consist of the majority of GST's Hawaiian assets and operations, certain other businesses and contracts, and other assets and liabilities, as well as the related revenue and expenses associated with these excluded assets and liabilities. Other assets and liabilities excluded consist principally of cash and cash equivalents, restricted investments, certain accounts receivable, certain prepaid expenses and other current assets and certain accounts payable, deferred revenue and certain other current liabilities. The businesses and contracts being excluded relate primarily to the operator services/hospitality business and certain contracts for resold local and long distance services.

         The dispositions by GST that occurred between January 1, 1999 and June 30, 2000 have been treated as if they were consummated prior to January 1, 1999. These divestitures consisted of:
         o  a California Internet service provider;
         o a Texas company which provided long distance and ancillary telecommunications services, and produced software used in the telecommunications industry; and
         o the assets and liabilities primarily related to GST's Guam operations.

     (b) To eliminate GST's historical interest income as residual cash balances are not being acquired.

     (c) To reflect the exclusion of non-recurring items consisting of the following:
         o  For the year ended December 31, 1999:
            - a $28.0 million favorable legal settlement.

         o  For the six months ended June 30, 2000:
            - a $2.5 million favorable legal settlement; and
            - a $42.3 million gain on the sale of an investment

     (d) The exclusion of $4.6 million consisting of retention bonuses paid to employees and fees paid for professional services related to the bankruptcy reorganization of GST.

 (2)     GST PRO FORMA ADJUSTMENTS

     (a) To reflect the exclusion of revenue and expenses related to GST construction and facility sales of conduit and dark fiber previously sold by GST. The historical GST construction and facility sales activities included:

         o outright sales to third parties, which represented $15.6 million and $2.8 million in revenue and $12.6 million and $3.4 million in associated expenses for the year ended December 31, 1999 and the six months ended June 30, 2000, respectively; and

         o the consummation of "sales-type" leases, which represented $99.5 and $9.8 million in revenue and $62.3 million and $5.1 million in associated expenses for the year ended December 31, 1999 and the six months ended June 30, 2000, respectively.

         This construction and facility sales activity is non-recurring in nature. Any construction and facility sales following the acquisition will be recorded when and if such transactions occur.

         Historically, GST had treated certain long-term fiber and conduit lease contracts entered into prior to June 30, 1999 as "sales-type" leases and recognized the related revenue under the percentage of completion method. In June 1999, the Financial Accounting Standards Board ("FASB") issued Interpretation No. 43, Real Estate Sales, an Interpretation of FASB Statement No. 66 ("FIN 43"). FIN 43 is effective for sales of real estate with property improvements or integral equipment entered into after June 30, 1999. Under FIN 43, conduit and dark fiber are considered integral equipment. Accordingly, for contracts entered into after June 30, 1999, sales-type lease accounting is no longer appropriate for dark fiber and conduit leases and therefore, such transactions will be accounted for as operating leases unless title transfers to the lessee. Assuming that GST adopted the methodology prescribed by FIN 43 as of January 1, 1999, GST construction and facility sales would have aggregated $0.7 million and $1.5 million in revenue and $0.5 million and $1.1 million in depreciation expense for the year ended December 31, 1999 and the six months ended June 30, 2000, respectively, and such amounts would have been included as an adjustment under the Exclusions Related to the Purchase Agreement. Additionally, a deferred revenue balance would be established, but would be eliminated in purchase accounting as such balance would represent a non-monetary liability required to be eliminated as of the acquisition date.

     (b) To reflect the effect of the adoption of Time Warner Telecom's accounting policy for depreciable lives for fixed asset depreciation for the periods presented.

(3)      GST PRO FORMA ADJUSTMENTS

     (a) To reflect the proceeds from borrowings under the Credit Facilities as follows:

         o an approximate $225 million borrowing by subsidiaries of Time Warner Telecom under the secured term loan facilities; and

         o a $700 million borrowing by Time Warner Telecom under the unsecured bridge facilities.

         The proceeds of these borrowings will be used primarily to finance the Acquisition, with the balance of approximately $202 million available for expected capital expenditures during 2001. Time Warner Telecom intends to replace some or all of the borrowings it may take under the unsecured bridge facilities and may refinance borrowings under the secured facility.

         with a combination of unsecured long-term fixed-rate debt and/or equity securities of Time Warner Telecom.

     (b) To reflect the estimated financing costs in connection with closing of the Credit Facilities as well as the costs required to obtain permanent financing at some future date.

     (c) To reflect the purchase of a majority of GST's assets under the Purchase Agreement for cash consideration of $640 million plus the payment of certain liabilities and fees up to a maximum of $50 million, for a total purchase price of $690 million. The purchase price is subject to certain adjustments which cannot be determined until the Acquisition of certain assets and liabilities of GST is finalized. As the Acquisition will be accounted for using the purchase method of accounting, the remaining unamortized balance in intangible assets, which is primarily comprised of goodwill and deferred loan costs, non-monetary liabilities, and the remaining equity balance will be eliminated. As the purchase price is anticipated to be lower than the fair value of the assets acquired, the values otherwise assignable to plant, property and equipment will be proportionally reduced to determine assigned values.

     (d) To reflect the reduction in depreciation expense as a result of a proportional reduction in the historical book values of plant, property and equipment after considering the excess of the historical book values over the remaining unallocated purchase price of $256.2 million.

     (e) To eliminate the amortization expense arising from historical GST intangible assets that will be eliminated in purchase accounting.

     (f) To eliminate GST's historical interest expense, except for historical interest expense related to assumed capital lease obligations.

     (g) To record interest expense on $925 million in borrowings under the Credit Facilities at an estimated effective interest rate of 11%. The actual interest cost under the Credit Facilities may be higher or lower, depending upon market conditions at closing. Moreover, it is anticipated that some or all of the borrowings under the unsecured bridge facilities will be replaced in whole or in part with permanent financing, which may consist of long-term fixed-rate debt or equity securities, or a combination thereof. Therefore, the actual interest expense will likely be different than the estimate. Accordingly:

         o A change of 1% per annum in the effective annual interest cost on aggregate borrowings of $925 million would change pro forma interest expense by $9.3 million.

         o The use of preferred or common equity securities to replace a portion of the borrowings under the Credit Facilities would reduce pro forma annual interest expense by an amount proportionate to the reduction in aggregate amount of the borrowings. If Time Warner Telecom issues preferred securities to replace a portion of these borrowings, it would record as a dividend expense the cost of any preferred dividends.

     (h) To record the amortization of deferred financing costs under the Credit Facilities over an estimated ten-year period. It is anticipated that some or all of the borrowings under the unsecured bridge facilities will be replaced with permanent financing, which may consist of long-term fixed-rate debt or equity securities, or a combination thereof. If permanent financing is obtained, a portion of the unamortized

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         deferred financing costs balance will be expensed. The magnitude of the write-off and the amortization term cannot be determined until the nature and amount of the permanent financing is finalized.

     (i) The Acquisition represents a purchase of assets. Accordingly, Time Warner Telecom will not be assuming any GST historical tax attributes, including net operating loss carryforwards. For pro forma presentation purposes, the tax benefits of GST related to the periods presented have been recognized to the extent of the tax expense recorded in the Time Warner Telecom historical financial statements.